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Leili Eghball
TSI Communications, Inc.
1 + 650 635 0200 xt. 217
leghball@tsicomm.com


               General Magic Focuses on Voice Application Services
                         for Business-to-Business Market


     SUNNYVALE, Calif. (May 18, 2000) -- General Magic TM (Nasdaq: GMGC) a leading application services provider, today announced that the Company will concentrate primarily on servicing the business-to-business market. In this regard, General Magic plans to discontinue its branded myTalk consumer service over the next 45 days.

     "Market conditions have changed and in response to that, we have decided to focus on what we do best -developing voice applications for companies such as General Motors and its OnStar Virtual Advisor," said Steve Markman, chairman and chief executive officer of General Magic. "Our management team believes that shareholder value is best served by focusing on the B2B marketplace." The Company intends to offer customized myTalk functionality through OEM arrangements.

     General Magic participates in the fast-growing applications services industry, providing comprehensive voice application services for customer relationship management, and voice access digital messaging, Web content and e-commerce. General Magic supports companies in this space by building voice applications on its award-winning magicTalk TM multimedia communications platform, integrating customized services and content offered by its customers. General Magic will generate revenue though custom application development, licensing fees, professional services fees, and voice service hosting fees.

     As of May 31, General Magic will discontinue voice access to the myTalk service (www.mytalk.com)-- Web-based email will be accessible until June 30. To help members transition to an alternative service, General Magic has notified members and has provided a Web-based referral page to other partner services that provide myTalk functionality.


About General Magic

     General Magic creates value for its customers through state-of-the-art voice solutions. General Magic offers years of expertise in combining language, personality, and logic to create a natural conversation between people and information.

     As a voice application service provider, General Magic serves companies with high volumes of customer contacts who need cost-effective solutions that maintain the trust and loyalty of their customers. For more information about General Magic, visit the Company's Web site at http://www.generalmagic.com.

                                     # # #

General Magic notes that some of the statements in this press release contain forward-looking statements that involve substantial uncertainties. These include, among others, statements concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. The forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These and other risks are detailed in General Magic's Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2000.

General Magic, magicTalk and myTalk, are trademarks of General Magic, Inc., and may be registered in certain jurisdictions.